UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2004

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East , Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On Wednesday, November 10, 2004, beginning at 9:30 a.m. EST, the Company will host institutional analysts and investors in New York City. The presentation may be accessed live on the Internet on the Company’s investor information page at www.unitedhealthgroup.com. Supplementary data points regarding future financial performance will be posted on the Company’s investor information page at www.unitedhealthgroup.com. In conjunction with the meeting, the Company will affirm its previous outlook for 2004 earnings of at least $3.92 per share. Management will also discuss its 2005 financial outlook. A copy of the press release issued by the Company regarding this meeting is furnished herewith as Exhibit 99 and incorporated in this Item 7.01 by reference. The press release contains forward-looking statements regarding the Company.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

UnitedHealth Group and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this report, in presentations, press releases (including the press release attached as Exhibit 99 to this report and the investor meeting described in such press release), filings with the Securities and Exchange Commission, reports to shareholders and in meetings with analysts and investors. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include:

· increases in medical costs that are higher than anticipated in establishing our premium rates, including increased use of or cost of medical services;

· heightened competition as a result of new entrants into the market and consolidation of both our competitors and suppliers in the industries in which we operate, which may make it more difficult for us to retain or increase customers, to improve the terms on which we do business with our suppliers, and to maintain or advance profitability;

· events that may negatively affect our contract with AARP, including any failure on our part to service AARP customers in an effective manner and any adverse events that directly effect AARP or its business partners;

· the uncertain effects on our business of the new Medicare reform legislation;

· costs associated with legislative activity, government regulation and review of our industry, including costs of changes in our business practices in response to new legislation and regulations, costs associated with regular and special governmental audits, investigations and enforcement actions, and costs associated with maintaining necessary regulatory approvals;

· a reduction in our bargaining power or a deterioration of our relationships with certain physicians, hospitals and other health care providers;

· increases in costs associated with increased litigation and the potential that our insurance coverage may be insufficient to cover certain costs;

· failure to maintain effective and efficient information systems, which could result in, among other things, loss of existing customers, difficulties in attracting new customers, difficulties in determining medical cost estimates and establishing appropriate pricing, customer and physician and other health care provider disputes, regulatory problems, and increases in operating expenses;

· increases in costs associated with business acquisitions, including assumption of unanticipated liabilities, difficulties in integration, or underperformance of acquired companies;

· costs associated with compliance with emerging restrictions on patient privacy, including system changes, development of new administrative processes, and compliance by our business associates;

· failure to adequately maintain our proprietary rights to our databases and related products due to lack of legal protections or failure to take necessary precautions, which could hinder our ability to market and sell our products and services; and

· the potential impact on the health care industry resulting from acts of terrorism or the threat of future acts of terrorism and related concerns, which could lead to, among other things, increased use of health care services, loss of membership in health plans due to reductions in employment, adverse effects on the financial condition of employers who sponsor health care coverage for their employees, disruption of our information and payment systems, increased health care costs and disruption of the financial and insurance markets.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

November 8, 2004	By:	David J. Lubben

Name: David J. Lubben
Title: General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release, dated November 8, 2004, issued by UnitedHealth Group